

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary finacial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATX
     Corporation and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   DEC-31-1997
<CASH>                                         78
<SECURITIES>                                   0
<RECEIVABLES>                                  1219 <F1>
<ALLOWANCES>                                   128
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0    <F2>
<PP&E>                                         4534
<DEPRECIATION>                                 1824
<TOTAL-ASSETS>                                 4948
<CURRENT-LIABILITIES>                          0    <F2>
<BONDS>                                        2714 <F3>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       17
<OTHER-SE>                                     638
<TOTAL-LIABILITY-AND-EQUITY>                   4948
<SALES>                                        0
<TOTAL-REVENUES>                               1702
<CGS>                                          0
<TOTAL-COSTS>                                  840  <F4>
<OTHER-EXPENSES>                               252  <F5>
<LOSS-PROVISION>                               11
<INTEREST-EXPENSE>                             222
<INCOME-PRETAX>                                (87) <F6>
<INCOME-TAX>                                   (5)
<INCOME-CONTINUING>                            (51)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (51)
<EPS-PRIMARY>                                  (2.55)
<EPS-DILUTED>                                  (2.55)


<F1> Receivable consists of three components:  Trade accounts of 162 million,
     Finance Leases of 877 million and secured loans of 180 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> This value consists of two components:  long-term debt of 2,607 million and capital lease obligations of 212 million.  Short-term debt not included.
<F4> This value represents operating expenses on the consolidated income statement.
<F5> This value consists of the provision for depreciation and amortization on the consolidated income statement.
<F6> This value represents income before income taxes and equity in net earnings of affiliated companies.






